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                                                                   EXHIBIT 10.10

                          FORM OF EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") dated as of
______________, 199__ by and between _______________________________, an
___________________ (the "Practice"), and _________________________, a licensed surgeon (the "Surgeon").

                              W I T N E S S E T H:


         WHEREAS, the Practice desires to employ the Surgeon and to be assured of his services as such on the terms and conditions hereinafter set forth; and

         WHEREAS, the Surgeon is willing to accept such employment on such terms and conditions.

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Practice and the Surgeon hereby agree as follows:

         1.       EMPLOYMENT.

                  (a) The Practice hereby employs the Surgeon to provide medical services to the general public at the facility or facilities operated by the Practice (the "Center"), as listed on Exhibit A attached hereto and incorporated herein by reference, in accordance with the methods, procedures and processes from time to time set forth by the Practice, to the extent permitted by applicable law.

                  (b) The Surgeon shall faithfully and diligently discharge his duties hereunder and shall devote his full business time, attention, skill, and effort exclusively to the business and affairs of the Practice, subject to vacations and to periods of illness. During the term of this Agreement (except for stock or investments held by the Surgeon as of the date hereof), the Surgeon shall not, directly or indirectly, as a partner, member, stockholder (beneficial owner of five percent (5%) of stock), consultant, agent, joint venturer, lender, individual proprietor, officer, director, employee or in any capacity whatsoever, alone or in association with others, own, manage, operate, control or participate in the ownership, management, operation or control of, or work for or permit the use of Surgeon's name by, or be connected with in any manner with, or contract to be provided services from any business, organization or person in competition with the Practice or any of its affiliated organizations, without the prior written consent of the Practice.

       2.         TERM OF EMPLOYMENT. Unless sooner terminated as provided in
Section 4 hereof, the Surgeon's employment shall be for an initial term of five
(5) years commencing on the date the Securities and Exchange Commission declares effective BII's registration statement on Form S-1, as amended, for the sale of BII's common stock in an initial public offering (the "IPO") and


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ending on the fifth (5th) anniversary thereof (the "Initial Term"). Upon expiration of the Initial Term, this Agreement shall renew automatically thereafter for additional one year terms, unless and until terminated as provided in Section 4 hereof.

         3.       COMPENSATION.

                  (a) As compensation for services hereunder, the Practice shall pay to the Surgeon a percentage as determined by the Practice of the amount of Net Cash of the Center remaining after payment in full each month of (i) the monthly Service Fee as defined in that certain Service Agreement, by and between the Practice and BII, dated as of even date herewith (the "Service Agreement"), and (ii) all expenses of the Center, including, without limitation, all Center Expenses (as defined in the Service Agreement) and all malpractice insurance premiums. As used herein, the term "Net Cash" shall mean all cash resulting from the fees and charges for each month earned and collected by and on behalf of the Center as a result of professional medical services personally furnished to patients by the Surgeons and those under the Surgeons' supervision and other fees and income generated, less any adjustments for refunds and other activities that do not generate a collectible fee.

         4.       TERMINATION.

                  (a) Notwithstanding the provisions of Section 2 hereof, either the Practice or the Surgeon may terminate the Surgeon's employment without cause at any time after the expiration of the Initial Term by giving ninety (90) days prior written notice to the other party to such effect. Practice may terminate Surgeon's employment for "cause" (as defined in Section 4(b) below) and the Surgeon may terminate employment pursuant to Section 4(c) below. Notice of termination pursuant to Sections 4(b) or 4(c) shall indicate the basis for termination. Upon termination of this Agreement for any reason, the Surgeon shall purchase tail insurance coverage for a period of three (3) years at the Surgeon's expense.

                  (b) For purposes of this Agreement, termination may be for "cause" in the event of the occurrence of any of the following:

                      (i)  The death of the Surgeon;

                      (ii) The physical or mental incapacity of the
                  Surgeon. The Surgeon shall be deemed to be physically or mentally incapacitated for purposes of this paragraph if by reason of any physical or mental incapacity the Surgeon has been unable or it is deemed that the Surgeon will be unable for a period of at least ninety (90) days to perform the Surgeon's duties and responsibilities hereunder in a reasonably satisfactory manner. In the event of any disagreement between the Surgeon and the Practice about whether the Surgeon is physically or mentally incapacitated such as to permit the Practice to terminate the Surgeon's employment pursuant to this paragraph, the question of such incapacity shall be submitted to an impartial and reputable physician selected by mutual agreement of the Surgeon and

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                  the Practice or, failing such agreement, selected by two
                  physicians (one of which shall be selected by the Practice and the other by the Surgeon). The determination of the question of such incapacity by such physician shall be final and binding on the Surgeon and the Practice for purposes of this Agreement. The Practice shall pay the reasonable fees and expenses of such physician; or

                      (iii) Any of (A) the commission by the Surgeon of
                  willful misconduct which causes material harm to the Practice,
                  (B) the conviction of the Surgeon for the commission or perpetration by the Surgeon of any felony or any act of fraud, or (C) habitual absenteeism, chronic alcoholism, or drug addiction; provided, however, that if any such habitual absenteeism, chronic alcoholism, or drug addiction may reasonably be cured, the Surgeon shall have a reasonable time, not exceeding thirty (30) days, to cure such matter after receiving notice thereof from the Practice.

                  (c) For purposes of this Agreement, the Surgeon may terminate this Agreement in the event the Practice has committed a material breach of this Agreement; provided, however, that if such matter may reasonably be cured, the Practice shall have a reasonable time, not exceeding ninety (90) days, to cure such matter after receiving notice thereof from the Surgeon.

         5.       PARTIAL RESTRAINT ON POST-TERMINATION COMPETITION.

                  (a) Practice expects to invest considerable time, effort, and capital in enhancing the value and desirability of the skills of the Surgeon. Both this investment and the Surgeon's individual compensation reflect the Practice's expectation of receiving a considerable return from the exclusive use of the Surgeon's services and know-how in the future, free from any danger that Practice's competitors may attempt to induce the Surgeon to leave Practice and wrongfully gain the benefit of Practice's investment. The partial restraint set forth in subsection (b) of this Section 5 hereof does not, and cannot, provide complete protection for Practice's investment, development efforts, and proprietary information, but Practice believes that in combination with the other provisions of this Agreement, it is the most fair and reasonable measure permitted under applicable law to protect Practice's interests, giving due regard to both the Surgeon's interests and the interests of Practice.

                  (b) Practice requires its surgeons to accept and observe the following partial restraint on post-termination competition, which Surgeon agrees to honor:

                  FOR A PERIOD OF TWO YEARS FOLLOWING THE TERMINATION OF YOUR EMPLOYMENT, YOU MAY NOT (I) ENGAGE IN ANY NEWSPAPER, PRINT, RADIO, TELEVISION OR ELECTRONIC ADVERTISING FOR YOUR SURGICAL SERVICES IN THE BROADCAST COVERAGE AREA OF TELEVISION STATIONS IN THE MARKET AREA WHERE THE CENTER COVERED BY THIS AGREEMENT IS LOCATED, WITHOUT PRACTICE'S PRIOR WRITTEN CONSENT, (II) ACTIVELY

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              SOLICIT OR DIRECTLY MARKET YOUR SURGICAL SERVICES (OR THOSE OF ANY
              OTHER PRACTICE WITH WHICH YOU ARE AFFILIATED OR EMPLOYED) TO
              ANYONE WHO WAS YOUR PATIENT (OR A PATIENT OF THE PRACTICE) DURING THE TERM OF THIS AGREEMENT, (III) PROVIDE SURGICAL SERVICES TO PATIENTS WITHIN A TEN (10) MILE RADIUS OF THE CENTER, (IV)
              ACTIVELY SOLICIT THE CENTER'S STAFF OR PATIENTS, OR (V) SOLICIT REFERRALS FROM ANY PHYSICIAN WHO REFERRED ONE OR MORE PATIENTS TO SURGEON OR THE PRACTICE WITHIN THE TWO YEARS PRIOR TO SUCH TERMINATION.

The running of the two year period prescribed above shall be tolled and suspended by the length of time Surgeon works in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of this partial restraint.

       6. CONFIDENTIAL INFORMATION. The Surgeon shall agree to maintain in strict confidence, and not use or disclose except under the instruction of the Practice, any confidential business information comprising confidential information and/or a trade secret of the Practice or an Affiliate (as hereinafter defined). Trade secrets are property rights protected by law and, for purposes of this letter, shall have the meaning provided under applicable Georgia law. Some of the information that the Practice treats as trade secrets includes financial information (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, training, educational, and administrative manuals, patient information, employee lists, suppliers, wholesalers, and future business plans of the Practice. Confidential information shall also include all information regarding BII or any Affiliate, BII's or any Affiliate's activities, BII's or any Affiliate's business or BII's or any Affiliate's customers or patients that is not generally known to persons not employed by BII or an Affiliate, but that does not rise to the level of a Trade Secret and that is not generally disclosed by practice or authority of BII or an Affiliate to persons not employed by BII or an Affiliate. Throughout the term of this Agreement and at all times after the date that this Agreement terminates for any reason, Surgeon shall not directly or indirectly transmit or disclose any confidential information or trade secret to any person, concern or entity, and shall not make use of any such trade secret, directly or indirectly, for himself or for others, except (i) to the extent such disclosure is consistent with Surgeon's duties hereunder or
(ii) for a disclosure that is required by an law or regulation or court order, in which latter case Surgeon shall provide BII prior written notice of such disclosure and an opportunity to contest such disclosure. Upon expiration of the Term of this Agreement or any termination of this Agreement, Surgeon will return all trade secrets and all confidential information of the Practice or BII, including without limitation, any documents, notes, analyses, compilations or other materials incorporating or based on any trade secrets or confidential information of the Practice or BII. As used in this Agreement, the term "Affiliate" shall mean (i) each corporation or other business Practice directly or indirectly controlling, controlled by, or under common control with the Practice or BII, and (ii) each medical practice (except the Practice) to which BII provides management or consulting services, the employees and principals of such

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practices, and each corporation or other business Practice directly or indirectly controlling, controlled by, or under common control with each such practice or the principals thereof.

       7. WAIVER. Any waiver of any term or condition or any amendment of this Agreement shall be effective only if in writing and signed by the parties. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

       8. PUBLICITY. Following termination of the Surgeon's employment, neither party will intentionally disparage or injure the reputation of the other party. This obligation will include, in the Surgeon's case, refraining from negative statements about the Practice's methods of doing business, the effectiveness of its business policies, and the quality of any of its services or personnel. In addition, neither party will make any statements regarding the other or regarding the Surgeon's former employment with the Practice to any member of the print or broadcast media except after mutual consultation.

       9. PATIENT CARE. Nothing in this Agreement is intended to interfere, or shall be construed as interfering, in any way with the Surgeon's ability to independently exercise professional and ethical judgment in the performance of his patient care responsibilities.

       10.    MISCELLANEOUS.

              (a) This Agreement contains the entire agreement between the Practice and the Surgeon with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

              (b) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision.

              (c) Notwithstanding any other term or provision of this Agreement, all amounts payable to the Surgeon by the Practice hereunder shall be subject to the withholding of such sums relating to taxes as the Practice may reasonably determine it is required to withhold pursuant to any applicable law or regulation.

              (d) All notices pursuant to this Agreement shall be in writing and sufficient if delivered personally or sent by facsimile (receipt confirmed), overnight courier or registered or certified mail, postage prepaid, addressed as follows:








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                  If to the Practice to:


                  ----------------------

                  ----------------------

                  ----------------------
                  Attn:
                  Facsimile:
                  Telephone:

                  If to the Surgeon to:

                  ----------------------

                  ----------------------

                  ----------------------
                  Facsimile:
                  Telephone:

Notice shall be effective upon delivery if delivered personally or sent by facsimile (receipt confirmed), one (1) day after sent by overnight courier or three (3) days after sent by registered or certified mail. Either party may by written notice change the address to which notices to such party are to be delivered or mailed.

                  (e) The parties acknowledge and agree that any legal remedies for breach of this Agreement would be inadequate and irreparable harm shall be presumed. The faithful observance of all covenants in this Agreement is an essential condition to Surgeon's employment, and Practice is depending upon absolute compliance herewith. Damages would be very difficult, if not impossible, to ascertain if the Surgeon breaches this Agreement. Surgeon acknowledges and agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement upon the request of Practice, and Surgeon specifically releases Practice from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law.

                  (f) This Agreement shall be governed by and construed in accordance with the laws of the State of _____________ (without respect to its rules of conflicts of law).

                  (g) This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

                  (h) In the event that any provision of this Agreement or the application thereof to the Surgeon or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of

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this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby nor shall the same affect the validity or enforceability of any other provision of this Agreement.

                  (i) No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.







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         IN WITNESS WHEREOF, the Practice and the Surgeon have executed this
Agreement under seal as of the day and year first above written.

                                          PRACTICE:

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                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                          SURGEON:



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